UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 12, 2020

Alpine 4 Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2020, the Board of Directors of Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”), approved the filing with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences (the “Designation”) for the creation of a new Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

Also on November 12, 2020, the Company filed the Designation with the Secretary of State of Delaware, which served to amend the Company’s Certificate of Incorporation to include the Designation.  Pursuant to the Company’s Certificate of Incorporation, the Company’s Board of Directors is authorized to provide by resolution for the issuance of shares of preferred stock, and to establish the designation, powers, preferences, and rights of the shares of such series of preferred stock.

The terms of the Series C Preferred Stock include the following:

-Number of shares: The Company designated 2,028,572 shares of Series C Preferred Stock.

-The Stated Value of the Series C Preferred Stock is $3.50 per share.

-No dividends will accrue on the Series C Preferred Stock.  If dividends are declared on the Company’s Class A, Class B, or Class C Common Stock, the holders of the Series C Preferred Stock will participate in such dividends on a per share basis, pari passu with the Classes of Common Stock.

-Voting Rights

oThe Series C Preferred Stock will vote together with the Class A Common Stock on a one-vote-for-one-Preferred-share basis.

oAs long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, (b) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, or (c) enter into any agreement or arrangement with respect to any of the foregoing.

-Liquidation

oUpon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series C Preferred Stock shall participate on a per share basis with the holders of the Class A, Class B, and Class C Common Stock of the Company, and shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of all classes of the Common Stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series C Preferred Stock.

-Conversion: The Series C Preferred Stock shall be convertible automatically into shares of the Company's Class A Common Stock (the “Automatic Conversion”) as follows:

oEach share of Series C Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”).

oThe number of shares of the Company’s Class A Common Stock into which the Series C Preferred Stock shall be converted shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by the $3.50 stated value, and then dividing that product by the Conversion Price. The Conversion Price shall be equal to the Variable Weighted Average Price (“VWAP”) of the five Trading Days prior to the Automatic Conversion Date. “VWAP” shall be defined as the volume weighted average price of the

Company’s Class A Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale prices over the five Trading Days prior to the Automatic Conversion Date of the Company’s Class A Common Stock on the OTC Markets or such other exchange or trading medium.

-Restrictions on Resales of Class C Common Stock

oThe sale of shares of the Company’s Class A Common Stock issued at the time of conversion by any holder into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all conversion shares received by such holder at the time of the automatic conversion in any given 120-day period.

-Company Redemption Rights

oAt any time on or prior to the Automatic Conversion Date, the Company shall have the right to redeem all (but not less than all) shares of the Series C Preferred Stock issued and outstanding at any time after the original issue date,  upon three (3) business days’ notice, at a redemption price per share of Series C Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the stated value of $3.50 per share.

The foregoing summary of the Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Designation attached as an exhibit hereto.

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 8.01 Other Information.

Merger Between ALPP Acquisition Corporation 1, Inc., and Impossible Aerospace Corporation

On Friday, November 13, 2020, the Company and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 1, Inc. a Delaware corporation (“Merger Sub”), entered into a merger agreement (the “Agreement”) with Impossible Aerospace Corporation, a Delaware corporation (“IAC”), pursuant to which IAC merged with and into Merger Sub (the “Merger”).

Background of the Merger

On November 12, 2020, the Company created Merger Sub and became its sole shareholder. Merger Sub was created solely for the purpose of the Merger.

Merger Agreement

Pursuant to the Agreement, the Merger of Merger Sub with and into IAC was structured as a reverse triangular merger and was intended to qualify as a tax-free reorganization.  Under the Agreement, IAC would be the surviving entity (the “Surviving Corporation”).

The Board of Directors of the Company and of Merger Sub determined that the Merger would be in the best interests of the Company and Merger Sub and their respective shareholders.

The Board of Directors of IAC determined it to be in the best interests of IAC and its shareholders to enter into the Agreement and recommended the Merger to the IAC shareholders.

To close the Merger, IAC was required to seek and receive approval from its shareholders. Pursuant to the Agreement, one of the closing conditions was that IAC was required to receive approval from the holders of at least 80% of the IAC Shares, defined in the Agreement as IAC’s common stock, Series A Preferred Stock, and Series A-1 Preferred Stock (the “IAC Shares”).  IAC obtained the approval of the required holders of the IAC Shares on

November 13, 2020. An additional closing condition is that IAC must receive any required approvals or consent from its PPP Loan lender, Silicon Valley Bank.  IAC expects to receive the required approvals by December 10, 2020.

The Company and Merger Sub are not required to consummate the Merger and close the transaction until all of the closing conditions set forth in the Agreement are satisfied or waived.

Pursuant to the Agreement, the Merger will become effective when all of the closing conditions set forth in the Agreement have been met or waived by the applicable party and the Certificate of Merger has been filed with the Delaware Secretary of State (the “Effective Time”). The specific effects of the Merger include but are not limited to the following:

-All property, rights, privileges, immunities, powers, franchises, licenses and authority of IAC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of IAC and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

-The Certificate of Incorporation of IAC will be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of IAC will be the Bylaws of the Surviving Corporation.

-At the Closing, the officers and directors of IAC immediately prior to the Effective Time will resign, and the officers and directors of the Company immediately prior to the Closing will be appointed as officers and directors of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

Additionally, as of the Effective Time, as a result of the Merger, the outstanding securities of IAC will be converted as follows:

-Shares of IAC’s common stock that are owned by the Company, Merger Sub, or IAC (as treasury stock or otherwise) will be cancelled and retired automatically and will cease to exist, and no consideration shall be delivered in exchange therefor.

-Each IAC SAFE (Simple Agreement for Future Equity) issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for the right to receive, subject to the adjustments and the other terms of the Agreement, at the times and subject to the contingencies specified in the Agreement, the IAC SAFE Consideration, consisting of that number of the Company’s Series C Preferred Stock equal to (a) 0.363418 times the principal amount of such Company SAFE (subject to upward or downward adjustment as set forth in the Agreement), divided by (b) $3.50 (rounded to the nearest whole preferred share).

-Each share of IAC Series A Preferred Stock and warrant convertible into IAC Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of IAC Series A Preferred Stock to be canceled pursuant to the Agreement) will be canceled and extinguished and be converted automatically into the right to receive the IAC Series A Consideration, consisting of 0.194376 shares of the Company’s Series C Preferred Stock (rounded up to the nearest whole preferred share) per share of IAC Series A Preferred Stock (subject to upward or downward adjustment as set forth in the Agreement).

-Each share of IAC Series A-1 Preferred Stock and warrant convertible into IAC Series A-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of IAC Series A-1 Preferred Stock to be canceled pursuant to the Agreement) will be canceled and extinguished and be converted automatically into the right to receive the IAC Series A-1 Consideration, consisting of 0.053516 shares of the Company’s Series C Preferred Stock (rounded up to the nearest whole preferred share) per share of IAC Series A-1 Preferred Stock (subject to upward or downward adjustment as set forth in the Agreement).

Additionally, the Company agreed to enter into a Consultant Agreement (the “Consultant Agreement”) with Spencer Gore, the President and CEO of IAC, discussed in more detail below, and to issue 242,857 Series C Preferred Stock Restricted Stock Units (“RSUs”) to Mr. Gore pursuant to an RSU Agreement (the “RSU Agreement”), discussed in more detail below.

Moreover, the Company agreed to reserve an additional 71,429 shares of Series C Preferred Stock (i.e., a grant date fair value equal to approximately $250,000.00 or $3.50 per share) (the “Advisor Pool”), which shall be reserved and available for RSU grants to engage former employees of IAC prior to the Closing other than Mr. Gore (the “Former Employees”) for advisory services.  The RSUs to the Former Employees would be issued pursuant to an “Additional RSU Agreement.”

Pursuant to the Agreement, the shares of the Company’s Series C Preferred Stock issuable in connection with the Merger and pursuant to the RSU Agreement and the Additional RSU Agreement (collectively, the “Merger Preferred Stock”) are subject to the following terms and restrictions:

-As noted above in connection with the description of the Company’s Certificate of Designation for the Series C Preferred Stock, each share of Series C Preferred Stock will automatically convert into shares of the Company’s Class A Common  Stock on the earlier to occur of (a) the fifth day after the twenty-four month anniversary of the original issue date or (b) the fifth day after the date on which the Company’s Class A Common Stock first trades on a national securities exchange (including but not limited to NASDAQ, NYSE, or NYSE American but excluding OTCQX Market) (such date, the “Automatic Conversion Date”)

-The sale of the shares of the Company’s Class A Common Stock issued on the Automatic Conversion Date (the “Conversion Shares”) into the market or to any private purchaser shall be limited to not more than twenty-five percent (25%) of all Conversion Shares received by the holder of the Company’s Series C Preferred Stock at the time of the automatic conversion in a 120-day period, and this restriction on resale may be evidenced by legend placed on any certificate representing the Conversion Shares.

-No fractional shares of the Company’s Class A Common Stock will be issued in connection with the Automatic Conversion, and any fraction of a share that would be issuable will be paid by the Company in cash to the holder of the Series C Preferred Stock.

-At any time prior to the Conversion Date, the Company has the right but not the obligation to redeem the Company’s Series C Preferred Stock by paying to the holder(s) of the Series C Preferred Stock $3.50 for each share of Series C Preferred Stock held by such holder.

The completion and closing of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among other things, the approval of the holders of at least 80% of the IAC shares, as described above. The Company currently anticipates that the Merger will be close on or before December 10, 2020.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Consultant Agreement

In connection with the Merger Agreement, the Company and VMG Robotics, LLC, a Delaware limited liability controlled by Spencer Gore, the former President and CEO of IAC, entered into the Consultant Agreement, pursuant to which Mr. Gore agreed to provide certain services to the Company (the “Services”), in exchange for which the Company agreed to pay the compensation set forth below.

The Services consist of Mr. Gore’s providing input on Strategic planning and execution to enhance profitability, productivity and efficiency throughout IAC’s operations; and ensuring that all IAC knowledge of design specifications, patent input, operational systems, US-1 production techniques, customer base, 3rd party software, and internally written code is transferred and properly understood.

The Company agreed to compensate Mr. Gore with both a cash fee and the issuance of equity, as follows:

-The Company agreed to pay or to cause IAC to pay to Mr. Gore an aggregate of $250,000, payable on the following dates and in the following amounts: January 20, 2021: $41,666.67; April 20, 2021: $41,666.67; January 20, 2022: $83,333.33; and January 2, 2023: $83,333.33.

-Initial Equity Grant:  As compensation for the Services, on the Closing Date of the Merger, the Company agreed to grant to Mr. Gore a number of Series C Preferred Stock restricted stock units (“Restricted Stock Units”) with a grant date fair value equal to $850,000.00.

-Additional Equity Grant: As noted above, pursuant to the Merger Agreement, the Company agreed to reserve the Advisor Pool, which is reserved and available for grants to engage the Former Employees for advisory services. IAC may issue Restricted Stock Units from the Advisor Pool to Former Employees as it sees fit for a period of six (6) months from the Effective Date. IAC may opt instead to issue cash payments (the “Payments”) to Former Employees for consulting services in lieu of shares from the Advisor Pool.  In this case, shares of the Company’s Series C Preferred Stock may be canceled from the Advisor Pool in value equal to the Payments.

-In the event that there are any shares of the Company’s Series C Preferred Stock remaining in the Advisor Pool on the earlier of (i) the six (6) month anniversary of the Effective Date or (ii) the termination of Consultant’s Services by the Company without Cause or by the Consultant for Good Reason (both as defined in the Consultant Agreement), the Company shall grant or cause IAC to grant to Mr. Gore an additional number of Series C Preferred Stock Restricted Stock Units with a grant date fair value equal to the value of the shares remaining in the Advisor Pool as of such date (the “Additional Restricted Stock Units”).

-The vesting of the Restricted Stock Units pursuant to the Consultant Agreement and from the Advisor Pool are set forth in the Consultant Agreement.

The foregoing summary of the Consultant Agreement and the transactions contemplated by the Consultant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Consultant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

RSU Agreement

Additionally, in connection with the Agreement, the Company agreed to grant to Mr. Gore a total of 242,857 Series C Preferred Stock Restricted Stock Units (the “Gore RSUs”) pursuant to the terms of the RSU Agreement.

Under the RSU Agreement, Mr. Gore will receive a benefit with respect to a Gore RSU only if it vests on or before the Expiration Date (defined below). Two vesting requirements must be satisfied for an RSU to vest: a time and service-based requirement, and a trigger event requirement, both of which are described in the RSU Agreement.  If the Gore RSUs vest pursuant to the RSU Agreement, the Company will grant one share of Series C Preferred Stock for each vested Gore RSU.  If a Gore RSU has not vested on or before the tenth anniversary of the grant date, the Gore RSU will expire, unless earlier terminated pursuant to the RSU Agreement.

The foregoing summary of the RSU Agreement and the transactions contemplated by the RSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the RSU Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number  Description

2.1Merger Agreement dated November 13, 2020

3.1Certificate of Designation

10.1Consultant Agreement dated November 13, 2020

10.2RSU Agreement dated November 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: November 16, 2020